Exhibit 10.2
June [__], 2006
«FirstName» «MiddleInitial» «LastName»
[WORK ADDRESS]
RE: Retention Bonus Program for Professional Employees
Dear «FirstName»:
     As you know, Trizec Properties, Inc. (the “Company”) has entered into a definitive Agreement and Plan of Merger for the sale of the Company (a “Company Sale”) to                      (the “Purchaser”). It is expected that the date of closing of the Company Sale (the “Closing Date”) will be during the summer months.
     We have put in place this Retention Bonus Program for the benefit of certain professional employees of the Company and its subsidiaries (the “Eligible Professional Employees”). As an active, exempt, professional employee, you are an Eligible Professional Employee. We believe your continuing contribution during and beyond the Company Sale is critical to the Company’s and the Purchaser’s success. The Retention Bonus opportunity is an additional incentive to you to continue to work with us and to maintain good job performance and a positive, professional attitude towards your work through the Closing Date and during the transition period following the Company Sale ending on the 90th day following the Closing Date (the “Transition End Date”). If you remain eligible for the Retention Bonus on the Transition End Date through continued service to the Purchase and its subsidiaries, as further described in this letter, the Purchaser will pay you the Retention Bonus.
     For Eligible Professional Employees, who continue to be eligible for the Retention Bonus on the Transition End Date, the Retention Bonus amount is based on your years of service and on your weekly base salary amount now, as follows:

Retention Bonus Formulation
Years of Service	(In weeks of base salary)
Less than 3	3 weeks, plus 2 weeks per year of service
At least 3, but less than 7	7 weeks, plus 2 weeks per year of service
At least 7, but less than 10	9 weeks, plus 2 weeks per year of service
10 or more	11 weeks, plus 2 weeks per year of service
For purposes of the Retention Bonus formulation, “years of service” means your most recent continuous years and fractional years of service with the Company, the Purchaser and their subsidiaries. Any fractional year of service shall be rounded to the nearest month.

     Your Retention Bonus amount has been estimated to be «WrittenAmount» Dollars ($«Amount»). We are counting on you to continue to excel in delivering services to our clients, and in motivating your direct reports and others in the organization.
     The remainder of this letter explains the Retention Bonus Program payment terms and conditions.
RETENTION BONUS PROGRAM
     Entitlement. You will be entitled to receive the Retention Bonus described herein if (i) you are an Eligible Professional Employee, (ii) you remain actively employed by the Purchaser and its subsidiaries through to the Transition End Date, and (iii) through to the Transition End Date, your conduct has not given rise to actions that would constitute “Cause.” If you are entitled to payment of the Retention Bonus in accordance with the preceding sentence, payment will be made within ten (10) business days of the Transition End Date.
     Since the purpose of the Retention Bonus Program is to retain your services, if you resign from the Company and all its subsidiaries or the Purchaser and all its subsidiaries (collectively, and individually, all such entities referred to as the “Employer”) or you are discharged for Cause by the Employer before the Transition End Date, you will not be eligible for the Retention Bonus. However, notwithstanding any contrary provision in this letter, if the Employer terminates your employment without Cause before the Transition End Date or you resign from all Employers for Good Reason, you will receive payment of the Retention Bonus within ten (10) business days of your termination of employment. (A transfer from one Employer to another is not a termination of employment.)
     For purposes of the Retention Bonus Program, “Cause” and “Good Reason” have the meaning set forth in the Trizec Properties, Inc. Change in Control Severance Pay Plan.
     Leaves of Absence. If, on the Transition End Date, you are on an approved medical or family leave of absence from the Company, you will be eligible for the Retention Bonuses so long as you otherwise meet the eligibility criteria described in this letter.
     No Company Sale. If no Company Sale occurs by June 1, 2007, you will still receive payment of the Retention Bonus, if you remain an employee of the Company or a subsidiary on that date.
     Program Sponsor and Administrator. The sponsor and administrator (the “Administrator”) for this Retention Bonus Program is, prior to the Closing Date, the Company, and, on and after the Closing Date, the Purchaser. The Administrator shall make the necessary computations and determination of eligibility and entitlement for benefits in good faith. The Administrator is empowered to correct errors or omissions made in determining eligibility and benefits under this Program.
     Claims Procedures. If you do not receive, but believe you are entitled to receive, a Retention Bonus, you may submit a claim in writing to the Company’s Human Resources

Department at 10 South Riverside Plaza, Suite 1100; Chicago, IL 60606. If the claim is denied (either in full or in part), you will receive a written notice explaining the specific reasons for the denial and referring to the provisions of this Program on which the denial is based. The notice will describe any additional information needed to support the claim. The denial notice will be provided within ninety (90) days after the claim is received.
     Appeals Procedure. If your claim is denied, you (or your duly authorized representative) may apply in writing to the Company’s General Counsel at 10 South Riverside Plaza, Suite 1100; Chicago, IL 60606 for a review of the decision denying the claim. You (or your representative) then will have the right to review pertinent documents and to submit issues and comments in writing. The General Counsel (or a designee) will provide written notice of the Company’s decision on review within sixty (60) days after he or she receives a review request.
     Rights and Interest. Your rights and interest under this Plan apply only to you individually. You are not permitted to sell, transfer, anticipate, assign or otherwise dispose of any right or interest under this agreement.
     Applicable Law. The provisions of this Plan will be subject to federal law and the laws of the State of Illinois, as applicable.
     Complete Plan. This letter supersedes any prior agreements, representations, or promises of any kind whether written, oral, express or implied between you and the Company with respect to the subject matter of this Plan. This letter constitutes the full, complete and exclusive agreement between you and the Company with respect to this Plan.
     Severability. If any term of this Retention Bonus Program is held to be invalid, void or unenforceable, the remainder of this Program shall remain in full force and effect and shall in no way be affected and the parties shall use their best efforts to find an alternative way to achieve the same result.
     We look forward to your continued support and assistance during this important transition period.

Sincerely

[Contact Name]

June [__], 2006
«FirstName» «MiddleInitial» «LastName»
[WORK ADDRESS]
     RE: Retention Bonus Program for Hourly Employees
Dear «FirstName»:
     As you know, Trizec Properties, Inc. (the “Company”) has entered into a definitive Agreement and Plan of Merger for the sale of the Company (a “Company Sale”) to                      (the “Purchaser”). It is expected that the date of closing of the Company Sale (the “Closing Date”) will be during the summer months.
     We have put in place this Retention Bonus Program for the benefit of certain hourly employees of the Company and its subsidiaries (the “Eligible Hourly Employees”). As an active, non-union, hourly employee, you are an Eligible Hourly Employee. We believe your continuing contribution during and beyond the Company Sale is critical to the Company’s and the Purchaser’s success. The Retention Bonus opportunity is an additional incentive to you to continue to work with us and to maintain good job performance and a positive, professional attitude towards your work through the Closing Date and during the transition period following the Company Sale ending on the 90th day following the Closing Date (the “Transition End Date”). If you remain eligible for the Retention Bonus on the Transition End Date through continued service to the Purchase and its subsidiaries, as further described in this letter, the Purchaser will pay you the Retention Bonus.
     For Eligible Hourly Employees, who continue to be eligible for the Retention Bonus on the Transition End Date, the Retention Bonus amount is based on your years of service and on your weekly base salary amount now, as follows:

Retention Bonus Formulation
Years of Service	(In weeks of base salary)
Less than 3	3 weeks, plus 1 week per year of service
At least 3, but less than 7	7 weeks, plus 1 week per year of service
At least 7, but less than 10	9 weeks, plus 1 week per year of service
10 or more	11 weeks, plus 1 week per year of service
For purposes of the Retention Bonus formulation, “years of service” means your most recent continuous years and fractional years of service with the Company, the Purchaser and their subsidiaries. Any fractional year of service shall be rounded to the nearest month.
     Your Retention Bonus amount has been estimated to be «WrittenAmount» Dollars ($«Amount»). We are counting on you to continue to excel in delivering services to our clients.

     The remainder of this letter explains the Retention Bonus Program payment terms and conditions.
RETENTION BONUS PROGRAM
     Entitlement. You will be entitled to receive the Retention Bonus described herein if (i) you are an Eligible Hourly Employee, (ii) you remain actively employed by the Purchaser and its subsidiaries through to the Transition End Date, and (iii) through to the Transition End Date, your conduct has not given rise to actions that would constitute “Cause.” If you are entitled to payment of the Retention Bonus in accordance with the preceding sentence, payment will be made within ten (10) business days of the Transition End Date.
     Since the purpose of the Retention Bonus Program is to retain your services, if you resign from the Company and all its subsidiaries or the Purchaser and all its subsidiaries (collectively, and individually, all such entities referred to as the “Employer”) or you are discharged for Cause by the Employer before the Transition End Date, you will not be eligible for the Retention Bonus. However, notwithstanding any contrary provision in this letter, if the Employer terminates your employment without Cause before the Transition End Date or you resign from all Employers for Good Reason, you will receive payment of the Retention Bonus within ten (10) business days of your termination of employment. (A transfer from one Employer to another is not a termination of employment.)
     For purposes of the Retention Bonus Program, “Cause” and “Good Reason” have the meaning set forth in the Trizec Properties, Inc. Change in Control Severance Pay Plan.
     Leaves of Absence. If, on the Transition End Date, you are on an approved medical or family leave of absence from the Company, you will be eligible for the Retention Bonuses so long as you otherwise meet the eligibility criteria described in this letter.
     No Company Sale. If no Company Sale occurs by June 1, 2007, you will still receive payment of the Retention Bonus, if you remain an employee of the Company or a subsidiary on that date.
     Program Sponsor and Administrator. The sponsor and administrator (the “Administrator”) for this Retention Bonus Program is, prior to the Closing Date, the Company, and, on and after the Closing Date, the Purchaser. The Administrator shall make the necessary computations and determination of eligibility and entitlement for benefits in good faith. The Administrator is empowered to correct errors or omissions made in determining eligibility and benefits under this Program.
     Claims Procedures. If you do not receive, but believe you are entitled to receive, a Retention Bonus, you may submit a claim in writing to the Company’s Human Resources Department at 10 South Riverside Plaza, Suite 1100; Chicago, IL 60606. If the claim is denied (either in full or in part), you will receive a written notice explaining the specific reasons for the denial and referring to the provisions of this Program on which the denial is based. The notice will describe any additional information needed to support the claim. The denial notice will be provided within ninety (90) days after the claim is received.
     Appeals Procedure. If your claim is denied, you (or your duly authorized representative) may apply in writing to the Company’s General Counsel at 10 South Riverside Plaza, Suite 1100; Chicago, IL 60606 for a review of the decision denying the claim. You (or your representative) then will have the right to review pertinent documents and to submit issues and comments in writing. The General Counsel (or a designee) will provide written notice of the Company’s decision on review within sixty (60) days after he or she receives a review request.
     Rights and Interest. Your rights and interest under this Plan apply only to you individually. You are not permitted to sell, transfer, anticipate, assign or otherwise dispose of any right or interest under this agreement.
     Applicable Law. The provisions of this Plan will be subject to federal law and the laws of the State of Illinois, as applicable.
     Complete Plan. This letter supersedes any prior agreements, representations, or promises of any kind whether written, oral, express or implied between you and the Company with respect to the subject matter of this Plan. This letter constitutes the full, complete and exclusive agreement between you and the Company with respect to this Plan.
     Severability. If any term of this Retention Bonus Program is held to be invalid, void or unenforceable, the remainder of this Program shall remain in full force and effect and shall in no way be affected and the parties shall use their best efforts to find an alternative way to achieve the same result.
     We look forward to your continued support and assistance during this important transition period.
Sincerely
[Contact Name]